                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Central Garden & Pet Company on Form S-8 of our reports dated October 27, 1995, appearing in the Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 30, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Francisco, California
August 9, 1996